UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BEIGENE, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held at 8:30 a.m. Cayman Islands time on April 28, 2025

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement/prospectus and proxy card are available online at https://ir.beigene.com/filings-financials/shareholder-meeting-materials/.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 21, 2025 to facilitate timely delivery.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials, voting instructions and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

Persons who hold shares indirectly through a brokerage firm, bank or other financial institution, including ADS holders, must contact their brokerage firm, bank or other financial institution for voting purposes, as voting by mail is not available to non-registered holders.

To the Shareholders of BeiGene, Ltd.:

The Extraordinary General Meeting of Shareholders (the “EGM”) of BeiGene, Ltd. (the “Company”) will be held on April 28, 2025, at 8:30 a.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands to consider and vote on the following matters:

1.      A special resolution to approve the Company’s de-registration in the Cayman Islands and the Company’s continuation in Switzerland (the “Continuation”), in accordance with our seventh amended and restated memorandum and articles of association (collectively, our “Articles”), Section 206 of the Companies Act (as amended) of the Cayman Islands and Article 161 of the Swiss Federal Code on Private International Law;

2.     Subject to the approval of the Continuation, to consider and vote upon a special resolution to amend and restate the Company’s Articles in the form set forth in Exhibit A of the proxy statement/prospectus (the “Proposed Swiss Articles”), to be effective from the effective date of the Continuation; and

3.     Subject to the approval of the Continuation and as required by Swiss law, to approve the election of Ernst & Young AG to serve as the Company’s statutory auditor (for Swiss legal purposes) until the Company’s first annual general meeting following the completion of the Continuation and provide related audit services and the authorization to the board of directors to fix the remuneration of Ernst & Young AG.

Such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends you vote FOR all proposals.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Materials for this meeting may be requested by one of the following methods:

To view your proxy materials online, please go to https://ir.beigene.com/filings-financials/shareholder-meeting-materials/.

To request proxy materials by telephone, please call +1 (877) 828-5568.

To request proxy materials by e-email, please send an email to ir@beigene.com.

The Extraordinary General Meeting of Shareholders (the “EGM”) of BeiGene, Ltd. (the “Company”) will be held on April 28, 2025, at 8:30 a.m. local time at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. Only persons holding shares as of February 5, 2025 can attend and vote at the EGM. Instructions on how to attend and vote your shares are contained in the proxy statement/prospectus in the section titled “Information About The Extraordinary General Meeting and Voting.”

The following proxy materials are available to you for review at: https://ir.beigene.com/ filings-financials/shareholder-meeting-materials/

• Proxy Statement/Prospectus

• Proxy Card

Requesting a Paper Copy of the Proxy Materials

By telephone: +1 (877) 828-5568

By e-mail: ir@beigene.com